Exhibit 8(a)

                            ADMINISTRATION AGREEMENT

     AGREEMENT made as of October 24, 2000, by and between MERCURY TARGET SELECT EQUITY FUND, INC., a Maryland corporation (hereinafter referred to as the "Corporation"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership, (hereinafter referred to as the "Administrator").

                                   WITNESSETH:

     WHEREAS, the Corporation is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

     WHEREAS, the Corporation desires to retain the Administrator to provide management and administrative services to the Corporation in the manner and on the terms hereinafter set forth; and

     WHEREAS,   the   Administrator   is  willing  to  provide   management  and
administrative services to the Corporation on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Corporation and the Administrator hereby agree as follows:

                                    ARTICLE I
                           Duties of the Administrator

     (a) Employment of Administrator. The Corporation hereby employs the Administrator to act as a manager and administrator of the Corporation, and to furnish, or arrange for affiliates to furnish, the management and administrative services described below, subject to review by and the overall control of the Directors, for the period and on the terms and conditions set forth in this

Agreement. The Administrator hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Administrator and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed agents of the Corporation.

     (b) Management Services. The Administrator shall perform (or arrange for the performance by its affiliates of) the management and administrative services necessary for the operation of the Corporation including administering shareholder accounts and handling shareholder relations. The Administrator shall provide the Corporation with office space, facilities, equipment and necessary personnel and such other services as the Administrator, subject to review by the Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Corporation, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Corporation as it shall determine to be desirable.

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

                                   ARTICLE II
                       Allocation of Charges and Expenses

     (a) The Administrator. The Administrator assumes and shall pay, or cause its affiliate to pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel which it is obligated to provide under Article I hereof. The Administrator shall pay, or cause its affiliate to pay, the compensation of all officers of the Corporation and the Directors who are affiliated persons of the Administrator or of an affiliate of the Administrator.

     (b) The Corporation. The Corporation assumes and shall pay or cause to be paid all other expenses of the Corporation, out of the assets of the Corporation (except for the expenses paid by FAM Distributors, Inc. (the "Distributor")), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, prospectuses and statements of additional information, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Administrator, or of an affiliate of the Administrator, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Corporation. It is also understood that the Corporation shall reimburse the Administrator for its costs in providing accounting services to the Corporation. The Distributor will pay certain of the expenses of the Corporation incurred in connection with the continuous offering of shares of common stock in the Corporation.


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

                                   ARTICLE III
                        Compensation of the Administrator

     Administrative Fees. The Corporation shall not pay the Administrator any fee for the services rendered, the facilities furnished and expenses assumed by the Administrator hereunder.

                                   ARTICLE IV
                  Limitation of Liability of the Administrator

     The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in the management and administration of the Corporation, except for willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Administrator" shall include any affiliates of the Administrator performing services for the Corporation contemplated hereby and partners, shareholders, directors, officers and employees of the Administrator and such affiliates.

                                    ARTICLE V
                         Activities of the Administrator

     The services of the Administrator to the Corporation are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that Directors, officers, employees and shareholders of the Corporation are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, shareholders or otherwise, and that the Administrator and directors, officers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Corporation as shareholders or otherwise.


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

                                   ARTICLE VI
                   Duration and Termination of this Agreement

     This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Directors and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by the vote of a majority of the outstanding voting securities of the Corporation, or by the Administrator, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                   ARTICLE VII
                          Amendments of this Agreement

     This Agreement may be amended by the parties only if such amendment is specifically approved by a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII
                          Definitions of Certain Terms

     The terms "vote of majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations promulgated thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.


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

                                   ARTICLE IX
                                  Governing Law

     This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which shall constitute one and the same instrument.

                                         MERCURY TARGET SELECT EQUITY FUND, INC.

                                         By: /s/ Terry K. Glenn
                                             -----------------------------------
                                             Name: Terry K. Glenn
                                             Title: Executive Vice President

                                         FUND ASSET MANAGEMENT, L.P.

                                         By:  PRINCETON SERVICES, INC.,
                                              ITS GENERAL PARTNER

                                         By: /s/ Terry K. Glenn
                                             -----------------------------------
                                            Name: Terry K. Glenn
                                            Title: Executive Vice President


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